PROMISSORY NOTE

FOR VALUE RECEIVED the undersigned hereby promises to pay to or to the order of In Touch Digital Media Inc. ("Lender") at 780- 333 Seymour Street Vancouver, B.C. on demand, the principal sum of CDN $ 28,510.55 together with interest thereon at the rate of 8% per annum both before and after demand from the date hereof.

Should the undersigned default in any payment of principal or interest hereunder when due or should it become insolvent or bankrupt or subject to the provisions of the Winding Up Act (Canada) or the Bankruptcy Act (Canada) or other similar statutes, federal or provincial, or go into liquidation either voluntarily or under an order of a Court of competent jurisdiction, or make a general assignment for the benefit of its creditors or otherwise acknowledge its insolvency, the principal sum remaining unpaid together with interest thereon as aforesaid shall be due and payable forthwith without demand.

The undersigned waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

The undersigned agrees this Promissory Note may be negotiated, assigned, discounted, or pledged by Lender and in every case payment will be made to the holder of this Promissory Note instead of Lender upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and Lender or by any equities existing between the undersigned and Lender and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

DATED at Vancouver, B.C., this 18th day of February, 2009

Tuscany Minerals, Ltd.
Per:

Stephen Barley, Director